                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, For use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2)

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                        OAO TECHNOLOGY SOLUTIONS, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                      [LOGO OF OAO TECHNOLOGY SOLUTIONS]

                          7500 Greenway Center Drive
                                  16th Floor
                              Greenbelt, MD 20770

                             Phone: (301) 486-0400
                              Fax: (301) 486-0415

                            Internet: www.oaot.com
                                      ------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the OAO Technology Solutions, Inc. 2000 Annual Meeting of Stockholders.

DATE:             Friday, May 12, 2000

TIME:             10:00 a.m. Eastern time

PLACE:            The Latham Hotel
                  3000 M Street, N.W.
                  Washington, DC 20007
                  (202) 726-5000

DIRECTIONS:       Included on the last page

Only stockholders who owned stock at the close of business on March 31, 2000, can vote at this meeting or any adjournments that may take place.

At the meeting, we will be voting on the following matters:

 . the election of seven directors,
 . ratification of our selection of auditors for the year ending December 31,
  2000, and
 . any other business properly presented at the meeting.

We also will report on our 1999 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Our board of directors is a vital resource. We consider your vote important, no matter how many shares you hold, and we encourage you to vote as soon as possible.

The proxy statement, accompanying proxy card, and annual report are being mailed to stockholders beginning April 12, 2000, in connection with the solicitation of proxies by the board of directors.

Please contact J. Jeffrey Fox by phoning (301) 486-0400 with any questions or concerns.

Sincerely,

/s/ Gregory A. Pratt                                   /s/ James A. Ounsworth
Gregory A. Pratt                                       James A. Ounsworth
President and Chief Executive Officer                  Secretary

April 12, 2000

--------------------------------------------------------------------------------
                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   Who is entitled to vote?

A: Stockholders of record as of the close of business on March 31, 2000 may vote at the annual meeting.

Q:   How many shares can vote?

A: On March 31, 2000, there were 18,040,910 shares of our common stock issued and outstanding. Every stock-holder may cast one vote for each share owned.

Q:   What may I vote on?

A:   You may vote on the following items:
     * the election of seven directors who have been nominated to serve on our board of directors,
     * ratification of our selection of auditors, and
     * any other business that is properly presented at the meeting.

Q:   How does the board recommend I vote on the proposals?

A: The board recommends a vote FOR each board nominee and FOR each of the other proposals.

Q:   How do I vote?

A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Gregory Pratt and J. Jeffrey Fox will vote your shares as recommended by the board of directors.

Q:   What if I hold my OAO Technology shares in a brokerage account?

A: If you hold your shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     1. by telephone,
     2. via the Internet, or
     3. by returning the form to your broker.

Q:   What if I want to change my vote?

A: You may change your vote at any time before the meeting in any of the following three ways:
     1. notify our corporate secretary, in writing,
     2. vote in person at the meeting, or
     3. submit a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   How will directors be elected?

A: The seven nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

Q: What vote is required to adopt the other items that are on the meeting agenda?

A:   The following votes will be required for each item:

     * On the ratification of our selection of auditors, we are not required under the laws of the State of Delaware to submit this to a vote. However, our board of directors will consider your vote in selecting auditors for future years.

Q:   Who will count the votes?

A: A representative of ChaseMellon Shareholder Services, L.L.C., our registrar and transfer agent, will count the votes and act as the inspector of elections.

Q:   What does it mean if I get more than one proxy card?

A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

     ChaseMellon Shareholder Services 85
     Challenger Road Ridgefield Park, NJ 07660
     Toll-free telephone 800-526-0801.

     If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

     You also can find information on transferring shares and other useful stockholder information on their web site at www.chasemellon.com.
                                                  -------------------
Q:   What is a quorum?

A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

     If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

Q:   What is the effect if I abstain or fail to give instructions to my broker?

A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine. The election of directors and ratification of the selection of auditors are considered routine matters.

     Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Q:   Who can attend the meeting?

A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   Are there any expenses associated with collecting the stockholder votes?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:   What is a stockholder proposal?

A: A stockholder proposal is your recommendation or requirement that OAOT or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   Can anyone submit a  stockholder proposal?

A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: If I wish to submit a stockholder proposal for the annual meeting in 2001, what action must I take?

A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2001, you must submit the proposal, in writing, so that we receive it no later than December 13, 2000. The proposal must meet the requirements established by the SEC. Send your proposal to:

     J. Jeffrey Fox
     Vice President of Finance and
     Chief Financial Officer
     OAO Technology Solutions, Inc.
     7500 Greenway Center Drive
     16/th/ Floor
     Greenbelt, MD  20770-3522

     If you wish to present a proposal at the annual meeting in 2001 that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless we receive notice of your proposal no later than February 26, 2001.

Q:   Who are OAO Technology's largest stockholders?

A: Safeguard Scientifics, Inc., our largest stockholder, beneficially owns 32.9% of our outstanding shares of common stock. Mr. Barker, our vice-chairman, beneficially owns 15.3% of our common stock. Other directors and executive officers beneficially own a total of approximately 5.9%. At December 31, 1999, no other stockholder owned more than 5% of our stock.

--------------------------------------------------------------------------------
                            EXLECTION OF DIRECTORS
                             Item 1 on Proxy Card
--------------------------------------------------------------------------------

Directors are elected annually and serve a one-year term. There are seven nominees for election this year. Each nominee is currently serving as a director. Each nominee has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

The board recommends a vote FOR each nominee. The seven nominees who receive the highest number of affirmative votes will be elected as directors.

================================================================================
JERRY L. JOHNSON                                             Director since 1996
Age 52

Mr. Johnson has served as chairman of the board of directors of OAO Technology since April 1996. Mr. Johnson is executive vice president of Safeguard Scientifics, Inc., a leading Internet company focused on the infrastructure market. Mr. Johnson initially joined Safeguard in September 1995 as senior vice president of operations and was promoted to his current position in March 1999. From 1985 to 1995, Mr. Johnson held various senior executive positions with US West, including group director, vice president of network and technology services and vice president of residence planning. From 1983 to 1985, he was president and chief executive officer of Northwestern Bell Information Technologies, a subsidiary of Northwestern Bell Telephone Company. Mr. Johnson is the chairman of the board of directors of Pac-West Telecomm, Inc., and is a member of the International Society of Sloan Fellows.

================================================================================
CECILE D. BARKER                                             Director since 1996
Age 56

Mr. Barker has served as vice chairman of the board of directors of OAO Technology since April 1996. Mr. Barker is chairman of the board, chief executive officer and a majority owner of OAO Corporation, a company he founded in 1973 to provide total solutions for aerospace and information systems industries. Mr. Barker regularly serves as an advisor to other corporations, and he is a member of the Advisory Committee for Scientific Policy for the National Science Foundation and the Science and Technology Advisory Committee for the Executive Office of the President of the United States. Mr. Barker has over 28 years of experience in the management of major scientific, technological and commercial programs.

================================================================================
GREGORY A. PRATT                                             Director since 1998
Age 51

Mr. Pratt joined OAO Technology as president and chief executive officer in July 1998. Prior to joining OAO Technology, Mr. Pratt was chief executive officer of Enterprise Technology Group, a company he founded in 1997 to provide integration, implementation and training services for SAPTM and Microsoft(R) applications. From 1992 to 1996, Mr. Pratt was president and chief operating officer for Intelligent Electronics, a provider of information technology products, services and solutions to corporate customers, educational institutions and governmental agencies in the United States. Mr. Pratt has 20 years of information technology industry experience.

================================================================================
YVONNE BRATHWAITE BURKE                                      Director since 1997
Age 67

Ms. Burke has served as supervisor of the Second District of the County of Los Angeles since 1992. Ms. Burke also serves on the board of L.A. Care and NAACP Legal Defense and Education Fund. Ms. Burke is a member of the board of trustees of the Amateur Athletic Foundation and the National Academy of Public Trusteeship and serves on the advisory committee of NESTLE, USA. Ms. Burke is a former U.S. Congresswoman, who served on the Appropriations Committee, Departments of State, Justice and Commerce, and on the Select Committee on Assassinations.

================================================================================
FRANK B. FOSTER, III                                         Director since 1997
Age 67

Mr. Foster retired as president and chief executive officer of Diamond Bathurst (formerly Diamond Glass) in 1987 after almost 30 years of service and is currently a business consultant. Since 1987, Mr. Foster has served on the boards of numerous companies and is currently a director of 1838 Investment Advisors, Airgas, Inc., and Contour Packaging, Inc.

================================================================================
JOHN F LEHMAN                                                Director since 1997
Age 57

Mr. Lehman is chairman of the board of directors of J.F. Lehman & Co., a private equity firm. He also serves on the board of directors of Ball Corporation, ISO Corporation, Burke Industries, Igor Corporation and SDI Inc. Mr. Lehman was an investment banker at Paine Webber Inc. and served as Secretary of the Navy for six years. He served as staff member to Dr. Henry Kissinger on the National Security Council.

================================================================================
RICHARD B. LIEB                                              Director since 1999
Age 52

Mr. Lieb is president of the Investment Systems and Services Division of SEI Investments Company, and is responsible for the overall business of SEI's Trust Technology, Proprietary and Back Office Services. Mr. Lieb has held numerous positions since joining SEI in 1976, including senior vice president of operating services, senior vice president of business development, and president of insurance asset services. Mr. Lieb is a director of SEI Investments Company.

                ----------------------------------------------
                 BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
                ----------------------------------------------

Board Meetings: The board of directors held 6 meetings in 1999. Each director attended at least 75% of the total number of meetings of the board and committees of which he or she was a member.

Board Compensation: Directors who are not officers, employees or consultants of the Company or Safeguard Scientifics receive the following compensation:
*  $6,000 annually
*  $1,000 annually for chairing either the audit or compensation committee
* $2,000 for each board meeting attended * $1,000 for each committee meeting attended
*  reimbursement of out-of-pocket expenses

Additionally, each director who is not an officer, employee or consultant of the Company or Safeguard receives a stock option to purchase 20,000 shares of our common stock upon initial election to the board. Each eligible director also receives a grant of a stock option to purchase 4,000 shares of our common stock on the second anniversary of his or her election as a board member, subject to a lifetime maximum of 40,000 options.

Directors' options have a ten-year term and vest 25% each year starting on the grant date. The exercise price is equal to the fair market value of a share of our common stock on the grant date.

During 1999 the Company granted a total of 28,000 options to Directors. Ms. Burke, Mr. Lehman, and Mr. Lieb were granted 4,000, 4,000, and 20,000 options, respectively, at an exercise price of $3.32, $3.32 and $4.44, respectively. Mr. Pratt was issued stock options as an employee of the Company. Mr. Johnson, as an executive officer of Safeguard Scientifics, Inc., is not eligible to receive stock options.

------------------------------------------------------------------------------

                       BOARD COMMITTEE MEMBERSHIP ROSTER
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                       Audit          Compensation
------------------------------------------------------------------------------
Meetings held in 1999                   5                  4
------------------------------------------------------------------------------
Yvonne Brathwaite Burke                [X]                [X]
------------------------------------------------------------------------------
Frank B. Foster, III                   [X]*               [X]
------------------------------------------------------------------------------
John F. Lehman                         [X]                [X]*
------------------------------------------------------------------------------

* Chairperson

Compensation Committee

 .    reviews and recommends the compensation arrangements for senior management, including salaries, bonuses, and options

 .    administers our equity compensation plan

Audit Committee

 .    recommends the hiring and retention of our independent certified public accountants
 .    discusses the scope and results of our audit with the independent certified public accountants
 .    reviews with management and the independent certified public accountants the interim and year-end operating results
 .    considers the adequacy of our internal accounting controls and audit procedures
 .    reviews the non-audit services to be performed by the independent certified public accountants

-------------------------------------------------------------------------------
                     RATIFICATION OF SELECTION OF AUDITORS
                             Item 2 on Proxy Card
-------------------------------------------------------------------------------

The board of directors has selected the firm of Deloitte & Touche, LLP, independent accountants, to serve as auditors for the year ending December 31, 2000. Deloitte & Touche has served as our auditors since 1996. We expect that a member of the firm will be present at the annual meeting, will have an opportunity to make a statement at the meeting, if so desired, and will be available to respond to appropriate questions. Ratification of the selection of auditors is not required under the laws of the State of Delaware but will be considered by our board of directors in selecting auditors for future years.

-------------------------------------------------------------------------------
                  STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND
                       BENEFICIAL OWNERS OF MORE THAN 5%
                             AS OF MARCH 31, 2000
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                                    Shares
                                                                                 Beneficially
                                              Outstanding                            Owned
                                                 Shares           Options          Assuming
                                              Beneficially      Exercisable       Exercise of         Percent of
Name                                             Owned        Within 60 Days        Options             Shares
--------------------------------------------------------------------------------------------------------------------
Safeguard Scientifics, Inc.                    5,929,356                 0           5,929,356            32.9%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087-1945
--------------------------------------------------------------------------------------------------------------------
Cecile D. Barker                               2,760,000                 0           2,760,000            15.3%
  OAO Corporation
  7500 Greenway Center Drive
  Greenbelt, MD 20770
--------------------------------------------------------------------------------------------------------------------
Jerry L. Johnson                                  34,696                 0              34,696              *
--------------------------------------------------------------------------------------------------------------------
Gregory A. Pratt                                 861,111            50,000             911,111             5.0%

--------------------------------------------------------------------------------------------------------------------
J. Jeffrey Fox                                    12,293            25,000              37,293              *
--------------------------------------------------------------------------------------------------------------------
Yvonne Brathwaite Burke                                0            16,000              16,000              *
--------------------------------------------------------------------------------------------------------------------
Frank B. Foster, III                                 100            22,001              22,101              *
--------------------------------------------------------------------------------------------------------------------
John F. Lehman                                    10,000            16,000              26,000              *
--------------------------------------------------------------------------------------------------------------------
Richard B. Lieb                                    2,000             5,000               7,000              *
--------------------------------------------------------------------------------------------------------------------
Executive officers and directors               3,686,672           162,501           3,849,173            21.2%
as a group (9  persons)
--------------------------------------------------------------------------------------------------------------------


*    Less than 1% of our outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

Safeguard Scientifics, Inc.
                    Safeguard Scientifics (Delaware), Inc. is the record owner of 4,213,100, and Safeguard Delaware, Inc. is the record owner of 716,256 shares in the above table. Both of these entities are wholly owned subsidiaries of Safeguard Scientifics. The remaining 1,000,000 shares are owned of record by Safeguard 97 Capital, L.P., a limited partnership of which Safeguard Delaware, Inc. is the sole general partner. Consequently, all of these shares are beneficially owned by Safeguard Scientifics and have been pledged by Safeguard as collateral under its bank line of credit.

John F. Lehman      Includes 10,000 shares held in trust.
Richard B. Lieb     Includes 2,000 shares held by his spouse.

Section 16(a) Beneficial Ownership Reporting Compliance: Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (collectively, Reporting Persons), to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge during the fiscal year ended December 1999, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with except for a Form 5 filed late by each of Mrs. Burke, Mr. Foster and Mr. Lieb, and three transactions reported late on a Form 5 by Mr. Lehman.

-------------------------------------------------------------------------------
                            STOCK PERFORMANCE GRAPH
-------------------------------------------------------------------------------

The following chart compares the cumulative total stockholder return on the our common stock for the period beginning with the commencement of our initial public offering on October 21, 1997, through December 31, 1999, with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested in our common stock on October 21, 1997, at the initial public offering price of $5.00 per share, and in each of the comparison indices, and assumes reinvestment of dividends. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.

                        COMPARISON OF CUMULATIVE TOTAL
                                    RETURNS


                10/21/97        12/31/97        12/31/98        12/31/99
--------------------------------------------------------------------------------
OAOT            $100            $185            $ 60            $155
--------------------------------------------------------------------------------
NASDAQ          $100            $ 99            $139            $253
--------------------------------------------------------------------------------
Peer Group      $100            $100            $168            $323
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

COMPENSATION PHILOSOPHY

We are in a highly competitive industry. To succeed, we must be able to
 .    attract and retain outstanding employees,
 .    promote among them the economic benefits of stock ownership in our company,
     and
 .    motivate and reward employees who, by their hard work, loyalty, and exceptional service, make contributions of special importance to the success of our business.

We have structured our executive compensation program to support our strategic goals and objectives.

COMPENSATION STRUCTURE

The compensation of our executives consists of
 .    base pay,
 .    annual cash incentives, and
 .    stock options.

Base Pay

Base pay is established initially for new executives based on salary survey data of comparable companies in the information technology industry. To establish these levels, we review the national compensation analysis for various sources. A range of salary increases generally is determined at the time the budget is established each year based on a review of the level of achievement of financial and strategic objectives defined in OAOT's annual strategic plan. At the time of an individual's review, which generally is performed near the anniversary of an individual's hire date, salary increases may be awarded based upon the individual's performance and contributions to the achievement of OAOT's objectives.

1999 base pay for Mr. Pratt. Mr. Pratt's base salary was fixed in his employment agreement when he joined OAOT in July 1998. Mr. Pratt received an increase in base pay of 10%, from his 1998 salary. This increase was approved by the Compensation Committee based on a review of executive compensation for publicly traded companies in the information technology sector.

Other highly compensated executives' 1999 base pay. Base pay for 1999 was determined by considering the same factors discussed above and individual performance for each executive.

Cash Incentives

Annual cash incentives are intended to motivate executives who significantly contribute to and influence OAOT's strategic plans and are responsible for the company's performance. The aim is to

 .    focus executives' attention on areas such as profitability and asset management,
 .    encourage teamwork, and
 .    tie executive pay to corporate performance goals which are consistent with the long-term goals of stockholders and other investors.

Cash incentives are awarded based on the achievement of the annual financial and strategic goals we approve at the beginning of each year. These goals may include a target range of pretax earnings, earnings per share, return on equity, or other objective measurement consistent with long-term stockholder goals. We approve a target range for specific financial and/or strategic goals and a range of potential bonus amounts for each executive, stated as a percentage of base salary. Ranges of potential bonuses are determined based upon the executive's ability to affect OAOT's performance. Actual bonuses are awarded following the year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement.

1999 cash incentive for Mr. Pratt.
Mr. Pratt was awarded a cash incentive payment equal to 59% of his target incentive. This decision was based upon OAOT's achievement of certain objectives established at the beginning of 1999, primarily composed of attaining at least 90% of OAOT's revenue and pre-tax earnings objectives.

Other highly compensated executives' 1999 cash incentive. In 1999, the committee approved cash incentives for two executive officers based upon performance and achievement of individual goals.

Stock Options

Our equity compensation plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our financial and operational objectives. Grants under the plan align the interests of our executives and employees with the long-term interests of our stockholders and motivate executives and employees to remain in our employ. Generally, grants are not necessarily made every year but are awarded subjectively based on a number of factors, including the achievement of our financial and strategic objectives, the individual's contributions toward the achievement of our financial and operational objectives, and the amount and term of options already held by each individual.

1999 Stock Option Awards. The committee granted stock options during 1999 to certain of its new executives and employees and also granted options to certain executives and employees for exceptional performance during 1999. The relative number of options granted to new executives and employees was based on each person's responsibilities.

IRS Limits on Deductibility of Compensation.

We are aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). Our policy is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where stockholder value is maximized by an alternative approach.

By the Compensation Committee:

Yvonne Brathwaite Burke
Frank B. Foster, III
John F. Lehman

-------------------------------------------------------------------------------
                  EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
-------------------------------------------------------------------------------

                 1999 Annual Compensation for the Top Officers

-----------------------------------------------------------------------------------------------------------------------------------
                                            Annual Compensation /(1)/                             Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Awards
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                         Securities     Restricted
                                                                        Other Annual     Underlying        Stock        All Other
   Name and Principal                                                   Compensation    Options/SARS     Award(s)     Compensation
        Position              Year         Salary($)        Bonus($)         ($)            (#)          ($)/(4)/       ($)/(2)/
-----------------------------------------------------------------------------------------------------------------------------------
Gregory A. Pratt,             1999       $ 281,092           $ 81,125           --        200,000     $ 2,932,500        $ 9,920
Chief Executive
Officer and                   1998       $ 114,528           $      0           --              0     $         0        $ 2,000
President /(3)/
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

J. Jeffrey Fox,               1999       $ 152,586           $ 72,542           --        100,000              --        $ 1,205
Vice President of
Finance and Chief
Financial Officer /(3)/
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Ronald Branch                 1999       $ 104,173           $ 52,803           --              0              --        $ 4,000
former Executive
Vice President of Sales
& Marketing /(3)/
------------------------------------------------------------------------------------------------------------------------------------

Notes to Annual Compensation Table:

(1) Includes compensation that has been deferred by the top three officers under defined contribution plans.

(2) Represents the company matching contribution under a voluntary savings plan, an automobile allowance, reimbursed relocation expenses and premiums of life insurance coverage.

(3) Mr. Pratt joined OAOT in July 1998. Mr. Fox joined OAOT in February 1999. Mr. Branch served in the position noted until June 1999.

(4) Mr. Pratt acquired 750,000 shares of restricted common stock of the Company at $3.91 per share in exchange for a $2.9 million full recourse note bearing interest of 5.82%, due July 14, 2004. The shares were pledged as security interest to OAOT. The Company has the right to repurchase all or a portion of the shares, at Mr. Pratt's purchase price, subject to a ratable four-year vesting period. Share vesting accelerates to 100% in the event the closing price of the Company's shares equals or exceeds $25 per share for 20 consecutive days. Any dividends payable on common stock are payable on restricted shares. The value of the shares on December 31, 1999 was $5,812,500.

                           1999 Stock Option Grants

--------------------------------------------------------------------------------------------------------------------------
                                                                                               Potential Realizable
                                                                                                      Value
                                                                                                at Assumed Annual
                                                Individual Grants/(1)/                         Rates of Stock Price
                                                                                                   Appreciation
                                                                                               for Option Term/(2)/
--------------------------------------------------------------------------------------------------------------------------

                                 Number of      % of Total
                                Securities       Options/
                                Underlying         SARS
                                 Options/       Granted to
                                   SARs          Employees      Exercise or
                                  Granted        in Fiscal      Base Price     Expiration        5%            10%
       Name                      (#)/(3)/          Year           ($/Sh)          Date          ($)            ($)
--------------------------------------------------------------------------------------------------------------------------
Gregory A. Pratt                   200,000        17.4%          $5.19          2/26/05        $353,019       $800,880

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
J. Jeffrey Fox                     100,000         8.7%          $5.19          2/26/05        $176,510       $400,440

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Ronald Branch                      500,000        43.5%          $3.38          2/26/05        $      0       $      0

--------------------------------------------------------------------------------------------------------------------------

(1) All options have an exercise price equal to or greater than the fair market value of the shares subject to each option at the time of grant. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The committee may modify the terms of outstanding options, including acceleration of the exercise date.

(2) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(3) Each option vests 25% each year commencing on the first anniversary of the grant date and has a six-year term.

         1999 Stock Option Exercises and Year-End Stock Option Values

----------------------------------------------------------------------------------------------------------------------
                                                        Number of Securities               Value of Unexercised
                                                        Underlying Unexercised                  In-The-Money
                      Shares                                Options/SARs                       Options/SARs
                     Acquired                           at Fiscal Year-End(#)             at Fiscal Year-End($)(1)
                       on            Value
      Name          Exercise (#)    Realized($)       Exercisable    Unexercisable       Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------
Gregory A. Pratt            0          --                      0          200,000            $    0      $    512,000

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

J. Jeffrey Fox              0          --                      0          100,000            $    0      $    256,000

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Ronald Branch               0          --                      0                0            $    0      $          0

----------------------------------------------------------------------------------------------------------------------

(1) Value is calculated using the difference between the option exercise price and the year-end stock price of $7.75, multiplied by the number of shares subject to an option.

Employment Contracts and Severance Arrangements

Mr. Pratt's employment agreement provides for his employment on an "at will" basis. Under this agreement, his initial salary in 1998 was paid at the annual rate of $250,000 and is subject to annual review. In January 1999, Mr. Pratt's salary was raised to $275,000. Mr. Pratt will be entitled to a bonus of up to 100% of his base salary upon the achievement of certain company and individual milestones. If his employment is terminated without cause, Mr. Pratt will be entitled to payment of his salary and certain benefits for a period of 12 months. Mr. Pratt has agreed not to compete with OAOT during the term of his employment and for one year after his termination of employment or for a lesser term of not less than six months if approved by the board of directors.

Mr. Fox joined OAOT in February 1999 as the Vice President of Finance and Chief Financial Officer. Mr. Fox's employment agreement provides for his employment on an "at will" basis. Under this agreement, his initial salary was paid at the annual rate of $170,000, and was raised to $200,000 in August 1999 based upon his individual performance. He will be entitled to a bonus of up to 100% of his base salary upon the achievement of certain company and individual milestones. Mr. Fox also received an option to purchase 100,000 shares of our common stock. Mr. Fox has agreed not to compete with OAOT during the term of his employment and for nine months after his termination of employment.


Relationships and Related Transactions with Management and Others

I. In connection with its purchase of OAO Services from OAO Corporation, OAOT loaned OAO Corporation approximately $2.5 million. OAOT entered into a promissory note from OAO Corporation for this amount bearing interest at prime plus 2.0%, due December 1, 1999. The note was amended in 1999 to be payable upon demand and bear interest at prime plus 2.5%. The note is guaranteed by a pledge of approximately 1.3 million shares of OAOT common stock, valued at approximately $10.1 million, owned by Mr. Barker, who is chairman and CEO of OAO Corporation, and vice chairman of OAOT's board.

II. We have an administrative services agreement with Safeguard for certain services, including consultation regarding our general management, investor relations, certain legal services, and tax research and planning. The annual administrative service fee is equal to a maximum of 1% of gross revenues each year, not to exceed $500,000. This fee does not cover extraordinary services provided by Safeguard or services that are contracted out. We expensed $500,000 during 1999 for these services.

III. As a condition of Mr. Pratt's employment agreement, Mr. Pratt acquired 750,000 restricted shares of OAOT common stock at $3.91 per share in exchange for a $2.9 million full recourse note bearing 5.82%, due July 14, 2004. The shares were pledged as security interest to OAOT. The Company has the right to repurchase all or a portion of the shares, at Mr. Pratt's purchase price, subject to a ratable four-year vesting period. Share vesting accelerates to 100% in the event the closing price of the Company's shares equals or exceeds $25 per share for 20 consecutive days.

                                [LOGO OF OAO]
                                 -----------
                             Technology Solutions

                           7500 Greenway Center Drive

                                  16/th/ Floor

                               Greenbelt, MD 20770

                                 (301) 486-0400

-------------------------------------------------------------------------------
                        DIRECTIONS TO THE Latham Hotel
                   3000 M Street, , NW, Washington, DC 20007
                                (202) 726-5000
-------------------------------------------------------------------------------
  From the North (New York, Newark, Philadelphia, Baltimore):

  Take I-95 South to I-95 South/Turnpike South ramp. Merge onto I-95 S (Portions toll). I-95 becomes New Jersey turnpike (Portions toll). NJ Turnpike becomes I-295 S. Take I-95 ramp towards Wilmington. Merge onto I-95 S (Portions toll). Take the I-495 West exit, exit number 27-25, towards College Park (US-
  1)/Silver Spring. Merge onto the Capital Beltway. Take the US-29 South/Colesville Road exit, exit number 30B, towards Silver Spring. Merge onto Colesville Road. Turn left onto 16/th/ Street. Turn slight right onto New Hampshire Ave., NW. Right turn onto Dupont Circle, NW. Turn right onto New Hampshire Ave., NW. Turn right onto M Street, NW. Turn slight right onto Pennsylvania Ave., NW. Turn slight left onto M Street, NW. The Hotel is 2 blocks on the left, and the driveway is on the left just after the LaMadiline Restaurant
-------------------------------------------------------------------------------
  From the South (Richmond):

  Take I-95 North toward Washington. Take the I-395 exit, exit number 170A, on the left towards Washington. Merge onto I-395N. Take the VA-27/Washington Blvd. exit, exit number 8B, towards Pentagon/Arlington Cemetery /Roslyn/Memorial Bridge. Merge onto Washington Blvd. Take the US-50 West/George Washington Memorial Pkwy. North ramp. Take the Rock Creek Pkwy. ramp towards Kennedy Center. Merge onto Ohio Drive, SW. Take the E-Street/Whitehurst Freeway ramp towards Roosevelt Bridge. Merge onto Potomac River Freeway N. Take the Whitehurst Freeway exit. Merge onto L Street, NW. Turn left onto 26/th/ Street, NW. Turn left onto Pennsylvania Avenue, NW. Turn slight left onto M Street, NW.

-------------------------------------------------------------------------------
  From Washington National Airport by Car:

  Take the exit toward the George Washington Memorial Parkway North. Merge onto Parkway. Take the US-50 West exit on the left towards the Memorial Bridge/Arlington Cemetery. Merge onto Arlington Memorial Bridge. Take the Rock Creek Parkway ramp towards Kennedy Center. Merge onto Ohio Drive SW. Take the E-Street/Whitehurst Freeway ramp towards Roosevelt Bridge. Merge onto Potomac River Freeway N. take the Whitehurst Freeway exit. Merge onto L Street, NW. Turn onto 26/th/ Street, NW. Turn left onto Pennsylvania Avenue, NW. Turn slight left onto M Street, NW.

-------------------------------------------------------------------------------
  From the West via I-66 (Falls Church, McLean/Tyson's, Vienna, Centreville):

  Take I-66E. Take the E Street exit towards I-66 E. Merge onto Potomac River Freeway. N. Take the Whitehurst Freeway exit. Merge onto L Street, NW. Turn left onto 26/th/ Street, NW. Turn left onto Pennsylvania Avenue, NW. Turn slight left onto M, Street, NW.

P R O X Y


                        OAO TECHNOLOGY SOLUTIONS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

 . appoint Gregory A. Pratt and J. Jeffrey Fox, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 12, 2000, and at any adjournments of that meeting;
 .  authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting; and
 .  revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF AUDITORS, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

                           . FOLD AND DETACH HERE .

                                                            Please mark  [X]
                                                            your votes as
                                                            indicated in
                                                            this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS        FOR   [_]             WITHHELD  [_]
    Nominees:                                          FOR ALL
    Jerry L. Johnson               TO WITHHOLD AUTHORITY TO VOTE FOR ANY
    Cecile D. Barker               INDIVIDUAL NOMINEE WHILE VOTING FOR THE
    Gregory A. Pratt               REMAINDER, STRIKE A LINE THROUGH THE
    Yvonne Brathwaite Burke        NOMINEE'S NAME IN THE LIST.
    Frank B. Foster, III
    John F. Lehman
    Richard B. Lieb



2.  RATIFICATION OF AUDITORS

    FOR [_]   AGAINST [_]   ABSTAIN  [_]


SIGNATURE(S)________________________    _____________________    DATE:  ________
YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

                           . FOLD AND DETACH HERE .

                                [COMPANY LOGO]

                          7500 Greenway Center Drive
                                  16/th/ Floor
                              Greenbelt, MD 20770

                             Phone: (301) 486-0400
                             Fax:   (301) 486-0415

               For more information, please visit our website at
                                 www.oaot.com